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Exhibit 10.27

ADDISON ENERGY INC.

FORM OF STOCK OPTION AGREEMENT

JUNE 30, 2002

TABLE OF CONTENTS

1.	Definitions	1
2.	The Plan	3
3.	Purpose	3
4.	Administration	3
5.	Participation and Grant	4
6.	Value of the Corporation	4
7.	Tenn and Vesting	6
8.	Method of Exercise of Options	8
9.	Termination of Employment	9
10.	Death, Permanent Disability or Retirement of a Participant	10
11.	Adjustments	10
12.	Transferability	10
13.	Suspension, Termination or Amendment of Plan	10
14.	Gender	10
15.	Governing Law	11
SCHEDULE A		Form of Stock Option Grant Agreement
SCHEDULE B		Form of Notice of Determined Value Per Option
SCHEDULE C		Form of Exercise and Power of Attorney
SCHEDULE D		Unanimous Shareholder Agreement

ADDISON ENERGY INC.

STOCK OPTION AGREEMENT

1.
Definitions

        In this Plan:

  (a)
  "affiliate" has the meaning ascribed thereto by the Securities Act (Alberta);

  (b)
  "Acquisition" means the acquisition of all of the common shares of the Corporation by EXCO Resources Canada Inc. on April 26, 2001;

  (c)
  "Base Value Per Option" means One Thousand Thirty One Dollars and Sixty One Cents ($1031.61);

  (d)
  "Board" means the board of directors of the Corporation;

  (e)
  "Change of Control" shall have the meaning ascribed thereto in Section 7. d. below;

  (f)
  "Corporation" means Addison Energy Inc.;

  (g)
  "Corporation's Financial Statements" means the unaudited financial statements of the Corporation for a calendar year prepared in accordance with GAAP;

  (h)
  "Deemed Deferred Tax Liability" means the amount by which the acquisition price of a company purchased by the Corporation was discounted because of the low tax basis or pools of the acquired company;

  (i)
  "Determination Date" means December 31 of each Participating Year or, in the event of a Change of Control, the effective date of such Change of Control;

  (j)
  "Determined Value" means the Value of the Corporation as at a Determination Date for which the Value of the Corporation has been determined multiplied by a fraction, the numerator of which is either (i) with respect to a Determination Date occurring at December 31 of a Participating Year, the average trading price of EXCO's shares in U.S. Dollars ("USD") for the first ten (10) trading days of the following calendar year; or (ii) with respect to a DeteImination Date resulting from a Change of Control, the price at which EXCO's common stock was valued in such Change of Control; and the denominator of which is $18.25 USD.

  (k)
  "Determined Value Per Option" means, at a particular date, the amount determined by dividing the Determined Value applicable on such date by 10,000;

  (l)
  "Engineering Report" means: (i) in connection with a December 31 Determination Date, a report prepared by EXCO's independent oil and gas engineering firm evaluating the Proved Reserves of the Corporation in the manner set forth in Section 6; or (ii) in connection with a Determination Date caused by a Change of Control, EXCO's internal engineering report evaluating the Proved Reserves of the Corporation in the manner set forth in Section 6;

  (m)
  "Equity Contributions" means all contributions, of capital, properties or other assets to the Corporation by EXCO;

  (n)
  "Evaluation Date" means, for each year, the date in such year on which the Board establishes the Determined Value as at December 31 of the immediately preceding Participating Year;

  (o)
  "EXCO" means EXCO Resources, Inc., a corporation incorporated under the laws of the State of Texas;

  (p)
  "Exercise Form" means a notice of exercise of Options in the form annexed hereto as Schedule C;

  (q)
  "Exercise Period" means, for each year, the 30-day period commencing on the day immediately following the Evaluation Date for such year;

  (r)
  "GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which any calculation or determination is required to be made or financial statements prepared hereunder, and where the Canadian Institute of Chartered Accountants includes a recommendation in its Handbook concerning the treatment of an accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances it covers;

  (s)
  "NYMEX" means the New York Mercantile Exchange;

  (t)
  "Net Working Capital Deficiency" means the amount by which the Corporation's current liabilities on a Determination Date exceed the Corporation's current assets on such date, in each case as indicated in the Corporation's Financial Statements for such year;

  (u)
  "Net Working Capital Surplus" means the amount by which the Corporation's current assets on a Determination Date exceed the Corporation's current liabilities on such date, in each case as indicated in the Corporation's Financial Statements for such year;

  (v)
  "Notice Form" means a notification of the Determined Value Per Option in the form annexed hereto as Schedule B;

  (w)
  "Option Price" is the Base Value Per Option (unless otherwise redetermined by the Board) multiplied by the number of shares exercised by a Participant;

  (x)
  "Options" means the rights granted to the Participants to purchase shares in the Corporation in accordance with the terms of this Plan;

  (y)
  "Participants" means Craig Hruska, Steve Fagan, Dennis McIntyre, Robert Hemminger, Gregory Robb, Ron Jocsak, James Beninger, Jonathan Kuhn, Terry Pidkowa, and Duane Masse;

  (z)
  "Participating Years" means the calendar years in the five-year period ending December 31, 2006, and "Participating Year" means any one of such calendar years;

  (aa)
  "Permanent Disability" of a Participant shall be deemed to have occurred when two medical doctors dealing at arm's length with the Corporation, EXCO and all the Participants deliver to the Corporation certificates stating that the Participant is disabled and by reason thereof cannot reasonably be expected to be able to continue performing for the Corporation for a period of at least 12 months the duties he performed before such disability;

  (bb)
  "Plan" means the stock option plan of the Corporation established hereby and "Section" means a section of the Plan;

  (cc)
  "Proved Developed Producing Reserves" or "PDP" means those reserves expected to be recovered from currently producing zones under continuation of present operating methods;

  (dd)
  "Proved Non-Producing Reserves" or "PNP" means those reserves expected to be recovered from zones that have been completed and tested but are not yet producing due to lack of market, minor completion problems that are expected to be corrected, or reserves expected to be recovered from future stimulation treatments based upon analogy to nearby wells. Proved Non-Producing Reserves also include reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells;

  (ee)
  "Proved Reserves" means the Proved Developed Producing Reserves, Proved Non-Producing Reserves and Proved Undeveloped Reserves of the Corporation;

  (ff)
  "Proved Undeveloped Reserves" or "PUD" means those reserves attributable to wells to be drilled at locations which can be considered proved by virtue of favourable structural position and which can be anticipated with a high degree of certainty;

  (gg)
  "Term" has the meaning ascribed thereto in Section 7;

  (hh)
  "Value of the Corporation" means the value of the Corporation for the purposes of the Plan as determined in accordance with the provisions of Section 6; and

  (ii)
  "Value of the Corporation's Proved Reserves" means the value of the Corporation's Proved Reserves as determined in accordance with the provisions of Section 6.B. hereof.
2.
The Plan

        A stock option plan of the Corporation is hereby established on the terms set forth herein pursuant to which Options shall be granted to the Participants.

3.
Purpose

        The purpose of the Plan is to encourage the interest and desire of the Participants to increase and enhance the profitable operation and continued growth and development of the Corporation.

4.
Administration
(a)
The Plan shall be administered by the Board.

(b)
Subject to the terms and conditions set forth herein, the Board shall have the sole authority and discretion to:
(i)
construe and interpret the Plan and all agreements entered into under the Plan,

(ii)
prescribe, amend and rescind rules and regulations relating to the Plan and the exercise of Options granted under the Plan, and

(iii)
make all other determinations necessary or advisable for the administration of the Plan.

    All determinations and interpretations made by the Board shall be binding on the Corporation and the Participants and their respective heirs, administrators, successors, personal representatives and beneficiaries.

  (c)
  Notwithstanding any other provision of the Plan, the Board shall have the right to delegate the administration and operation of the Plan, in whole or in part, to a committee of the Board, and whenever used herein the term "Board" shall include any committee to which the board has, fully or partially, delegated the administration and operation of the Plan.
5.
Participation and Grant

        The Corporation shall grant to the Participant a total of 20 Options, upon the terms and conditions and subject to the limitations set forth in the Plan. Options granted under the Plan shall be evidenced by an agreement signed on behalf of the Corporation by any authorized officer or director and by the Participant to whom Options are granted, which agreement shall be in the form annexed hereto as Schedule A.

6.
Value of the Corporation
A.
The Value of the Corporation as of any Determination Date shall be equal to the remainder obtained by subtracting the items listed in b. below from the items listed in a. below.

a.
The Value of the Corporation shall include the following:

(i)
the Value of the Corporation's Proved Reserves, as determined in accordance with Section 6.B.;

    (ii)
    the Corporation's Net Working Capital Surplus, if any, as at such date;

    (iii)
    any distributions of cash made by the Corporation to EXCO and its affiliates (other than subsidiaries of the Corporation) after June 30, 2002; and

    (iv)
    the total exercise price of all outstanding Options

    b.
    The Value of the Corporation shall be reduced by the following:

    (i)
    the Corporation's Net Working Capital Deficiency, if any, as at such date;

    (ii)
    all Equity Contributions to the Corporation from and after April 26, 2001;

    (iii)
    all debt payable by the Corporation to EXCO, banks and other third parties;

    (iv)
    the sum of all Deemed Deferred Tax Liability incurred after June 30, 2002; and

    (v)
    an estimate of the Corporation's cumulative share (from January 1, 2002 forward) of EXCO's annual corporate general and administrative expenses; such estimate to be based upon the Value of the Corporation's Proved Reserves as determined by the formula described in paragraph 6.B. below and without regard to this subparagraph 6.A.b. (iv). The following formula shall be used to obtain such estimate:

      .5% of the first $200 million of the Value of the Corporation's Proved Reserves; plus

      .25% of the next $200 million of the Value of the Corporation's Proved Reserves; plus

      .125% of the Value of the Corporation's Proved Reserves over $400 million.

  B.
  EXCO shall obtain an Engineering Report which shall be used to establish the value of the Corporation's Proved Reserves at a Determination Date based on the following parameters:
  (i)
  The price forecast for oil and gas, which shall not include any pricing for oil and gas that is hedged, shall be based on NYMEX futures prices at the close of business on the Determination Date for the three years subsequent to the effective date of the Engineering Report and on the then current price policy (base case) of EXCO's lead bank for all subsequent periods. A basis differential future price between NYMEX and the AECO price for 3 years shall be used to adjust the price forecast for natural gas. The third year AECO/NYMEX basis differential shall be held constant for subsequent periods after 3 years. The oil price forecast shall be adjusted for each of the Corporation's properties to account for the difference between the actual price realized at the wellhead during the preceding twelve months and NYMEX pricing during the same period. The gas price forecast shall be adjusted for each of the Corporation's properties to account for the difference between the actual price realized at the wellhead during the preceding twelve months and AECO pricing during the same period. Transportation, gathering, compression, treating, processing and all other related costs (other than operating expenses as set out in the Engineering Report) shall be accounted for as adjustments in determining the value of the Corporation's Proved Reserves. Assumptions used in the Engineering Report (other than those relating to matters identified in this Section 6 that are to be derived from another source or applied in a different manner) shall be applied to the extent they are relevant.

  (ii)
  Natural gas liquids pricing, which shall not include any pricing for liquids that are hedged, shall be based on a percentage of the adjusted oil price for each of the Corporation's properties as determined by the respective realized pricing for each during the previous twelve months. Such percentage shall be held constant throughout the life of the property.

    (iii)
    Operating expenses and capital costs shall be escalated based on the current policy (base case) of EXCO's lead bank.

    (iv)
    The value of the Proved Reserves shall be determined as follows:
    (A)
    Proved Developed Producing Reserves: 100% of the present value of such reserves determined by applying a discount rate of 10%;

    (B)
    Proved Non-Producing Reserves: 75% of the present value of such reserves determined by applying a discount rate of 15%;

    (C)
    Proved Undeveloped Reserves: 50% of the present value of such reserves determined by applying a discount rate of 20%;

    (D)
    no value shall be attributed to non-proved reserve categories; and

    (E)
    the present value of all reserves shall be determined without regard to federal and provincial income taxes.

    (F)
    Except as expressly provided in Paragraph 1.(k) above in connection with the calculation of Determined Value (which uses U. S. Dollars for part of such calculation), all references to monetary sums and dollar amounts herein are to Canadian Dollars.
    (vi)
    The Corporation and EXCO shall ensure that the valuation methodology outlined herein, including the definitions, shall be consistently applied for the purpose of providing an Engineering Report or evaluating the Corporation or any of its assets, irrespective of which engineering firm is selected to provide the Engineering Report or conduct the evaluation or if EXCO performs such evaluation internally.
  C.
  Notwithstanding anything contained in the Plan to the contrary, in the event of a sale of the Corporation or all or substantially all of its assets independent of the sale of EXCO, the Determined Value shall be the sale price of the Corporation.
7.
Term and Vesting

        The period during which Options may be exercised (the "Term") shall be as follows:

  (a)
  Subject to the other provisions set forth in this Section 7, each Option shall be exercisable for a period of five years from the date the Option is granted unless otherwise specifically provided by the Board.

  (b)
  The Term shall be automatically reduced in accordance with Sections 9 and 10 upon the occurrence of any of the events referred to therein.

  (c)
  The number of Options vested for each Participant shall be as follows:

Vesting Date	Portion of total number of Options vested (including Options previously vested)
April 26, 2003	50%
April 26, 2004	75%
April 26, 2005	100%

    A Participant shall not be entitled to exercise any vested Options prior to April 26, 2003. A Participant may exercise any vested Options beyond April 26, 2003, subject to the provisions of this Section 7 and provided that the total number of Options exercised by a Participant shall not exceed the aggregate number of Options granted to such Participant.

  (d)
  If a Change of Control of the Corporation or of EXCO occurs prior to the fifth anniversary of the date of grant of any Options, all Options, regardless of the date of grant, shall vest immediately and the Participant shall be entitled to exercise at any time thereafter in whole or in part any Options previously granted to the Participant that had not been exercised prior to the date on which the Change of Control occurred until the earlier of (i) the fifth anniversary of the date of grant of the Options, or (ii) the ninetieth day following the date on which the Change of Control occurs. The Corporation shall ensure that Corporation's Financial Statements are completed as of the effective date of the Change of Control, or within a reasonable period thereafter and that an Engineering Report is completed, having an effective date not more than 30 days prior to the date of such Change of Control. Unless determined pursuant to the terms of 6.C. above, the Determined Value shall be based on the Value of the Corporation as calculated using such new Corporation's Financial Statements and Engineering Report. The amount so determined shall be the Determined Value in respect of all Options exercised after the Change of Control occurs.

    For the purpose of the Plan, a Change of Control of the Corporation or of EXCO shall be deemed to have occurred if and when:

    (i)
    there is any change in the holding, direct or indirect, of shares of the Corporation or of EXCO, as applicable, as a result of which a person, or a group of persons, or persons acting jointly or in concert, or persons associated or affiliated with any such person or group within the meaning of the Securities Act (Alberta), is or are in a position to exercise effective control of the Corporation or EXCO. For the purposes of the Plan, a person or group of persons holding shares and/or other securities of a corporation in excess of the number that, directly or indirectly, would entitle the holders thereof to cast more than 50% of the votes attaching to all shares of such corporation that may be cast to elect directors of such corporation shall be deemed to be in a position to exercise effective control of such corporation; or

    (ii)
    the shareholders of the Corporation or of EXCO approve an amalgamation, consolidation, merger, arrangement or other combination (including a sale) of the Corporation or EXCO with a corporation other than EXCO or the Corporation or an affiliate of EXCO or the Corporation as a result of which the shareholders of EXCO will own, directly or indirectly, less than 50% of the shares of the combined entity; or

    (iii)
    the shareholders of the Corporation or of EXCO approve the sale, transfer or lease of all or substantially all of the assets of the Corporation or of EXCO to a corporation other than EXCO or the Corporation or an affiliate of EXCO or the Corporation.
8.
Method of Exercise of Options
(a)
Except as set forth in Sections 7, 9 and 10 or as otherwise determined by the Board, no Options may be exercised unless the holder of such Options is, at the time the Options are exercised, an employee of the Corporation.

(b)
Any Participant (or his legal personal representative) wishing to exercise Options shall deliver to the Corporation at its principal office:
(i)
a duly executed Exercise Form expressing the intention of such Participant (or his legal personal representative) to exercise some or all of his Options and specifying the number of Options in respect of which the notice is given, accompanied by payment in full of the Option Price. Payment on exercise of an Option may be made by the Participant in cash or certified cheque, or such other form of payment as may be permitted by the Board at any time prior to exercise of the Option; and

(ii)
in the event that the Options are exercised in accordance with the Plan by a person other than the Participant, proof satisfactory to the Corporation of the right of such person to exercise the Options.

  (c)
  Except in connection with a Change of Control of the Corporation, upon exercising the Options each Participant shall hold the shares issued pursuant to the Options for a period of six (6) consecutive months. At the end of such period EXCO shall pay to each Participant so exercising the Determined Value Per Option for each Option so exercised. Each Participant shall return for cancellation any shares of the Corporation for which he has received payment pursuant to this clause.

  (d)
  If, in the event of a Change of Control of the Corporation, a Participant exercises such Participant's Options, EXCO shall pay to each Participant the Determined Value Per Option exercised by such Participant, at the effective time of the Change of Control or as soon thereafter as is reasonably practicable, but in no event later than employees of EXCO are entitled to receive payment for stock options they hold in EXCO.

  (e)
  Any shares issued to a Participant pursuant to this Plan shall be subject to the shareholder agreement which is attached hereto as Schedule "D", reference to which is here made for all purposes and the terms of which shall have the same effect as if included herein.
9.
Termination of Employment

        If a Participant's employment with the Corporation terminates for any reason other than death, Permanent Disability or retirement at normal retirement age, all Options held by such Participant that have not vested prior to the date of such termination shall immediately and automatically become null and void and shall not be exercisable under any circumstances, and all vested Options shall remain exercisable until 5:00 p.m. (Calgary time) on the earlier of the fifth anniversary of the date of grant of such Options and the ninetieth day following the date of such termination, or such later date as may be determined by the Board. For the purposes of the Plan, if a notice of termination or notice of resignation is provided in connection with any such termination of employment, the date of termination shall be the date on which notice of termination of employment is provided by the Corporation to the Participant or notice of resignation as an employee is provided by the Participant to the Corporation, as the case may be.

        If the employment relationship between the Participant and the Corporation is terminated for any reason prior to the fifth anniversary of the date of grant of the Options, the Participant's rights in respect of the Options shall be strictly limited to those expressly provided for in this Section 10, and the Participant shall have no claim or entitlement to any unvested Options which would have vested during any notice period arising from the termination of the Participant's employment (whether at common law or pursuant to the terms of any statute or agreement) but for the termination of the Participant's employment. The Participant shall also have no claim or entitlement to exercise any vested Options during any notice period arising from the termination of the Participant's employment (whether at common law or pursuant to the terms of any statute or agreement) other than as expressly set out herein.

        A former employee whose employment with the Corporation was terminated and is eligible to exercise Options shall be entitled to exercise such Options and to receive from EXCO, at the Participant's election, the Determined Value Per Option for:

  (a)
  the most recent prior Participating Year; or

  (b)
  the Participating Year in which his employment was terminated.

  Such election shall be made by the Participant by giving written notice thereof to EXCO on or before the 30th day after termination of employment. If such notice is not made by the timely giving of such notice, the Determined Value Per Option for the most recent prior Participating Year shall be used.

        A former employee who resigns from the Corporation prior to normal retirement age shall be entitled to exercise Options vested upon the date of resignation and to receive from EXCO, at the Corporation's election the Determined Value Per Option for:

  (a)
  the most recent prior Participating Year; or

  (b)
  the Participating Year in which he resigned.

  Such election shall be made by EXCO by giving written notice thereof to the Participant on or before the 30th day after resignation by the Participant. If such notice is not made by the timely giving of such notice, the Determined Value Per Option for the most recent prior Participating Year shall be used.

        Neither the identification of any person as a Participant nor the granting of any Options to a Participant shall (i) confer upon such Participant any right to continue as an employee of the Corporation, (ii) be construed as a guarantee that such Participant will continue as an employee of the Corporation, or (iii) nullify any right that such Participant or the Corporation may have to terminate his position as an employee of the Corporation at any time.

10.
Death, Permanent Disability or Retirement of a Participant

        In the event of the death, Permanent Disability or retirement at normal retirement age of a Participant, any Options previously granted to such Participant that had not vested as at the date of death, Permanent Disability or retirement shall immediately and automatically become null and void and shall not be exercisable under any circumstances, and any other Options that had vested prior thereto shall be exercisable until the earlier of the fifth anniversary of the date of grant of such Options and the 180th day following the date of death, Permanent Disability or retirement at normal retirement age of such Participant, and in the event of death or Permanent Disability the Options shall be exercisable by the person or persons to whom the Participant's rights under the Options have passed under the Participant's will or applicable law.

11.
Adjustments
(a)
The Determined Value Per Option shall be increased or decreased proportionately in the event of a stock split, stock dividend, combination of shares, or subdivision or consolidation of the common shares of the Corporation.

(b)
Adjustments under this Section 11 shall be made by the Board, whose determination as to what adjustments shall be made, if any, and the extent thereof shall be final, binding and conclusive.
12.
Transferability

        All Options and all benefits and rights accruing to any Participant in accordance with the terms and conditions of the Plan shall be non-transferable and non-assignable unless specifically provided herein. Options may be exercised only by the Participant or, in the event of the death or Permanent Disability of a Participant, by the person or persons to whom the Participant's rights under the Options have passed under the Participant's will or applicable law.

13.
Suspension, Termination or Amendment of Plan

        The Board may, at any time in its absolute and unfettered discretion, suspend or terminate the Plan without prior notice to, or the consent of, the Participants, provided that such suspension or termination shall not affect any Options then outstanding. The Board may also at any time in its absolute and unfettered discretion amend or revise the terms of the Plan or any agreement in respect of Options granted pursuant to the Plan, provided that no such amendment or revision shall in any manner adversely affect the rights of a Participant under any Options theretofore granted without such Participant's consent. Participants shall be advised by the Corporation of any such amendments or revisions unless, in the opinion of the Board, they are immaterial or non-substantive.

14.
Gender

        Words used in the Plan importing gender shall include all genders.

15.
Governing Law

        The Plan will be governed by and construed in accordance with the laws of the Province of Alberta.

        Dated at Calgary, Alberta, as of the 30th day of June, 2002.

ADDISON ENERGY INC.
Per:

Per:

ACKNOWLEDGED AND AGREED TO effective the 30th day of June, 2002, by
EXCO RESOURCES, INC.
Per:

SCHEDULE A

ADDISON ENERGY INC.

June 30, 2002

TO: JONATHAN KUHN

        We are pleased to advise you that you have been granted 20 options ("Options") pursuant to the terms of the Stock Option Agreement dated June 30, 2002 (the "Plan"). Under the Plan, you have been granted Options which, upon exercise, entitle you to purchase shares of common stock of Addison Energy Inc. in accordance with the terms of this letter and the Plan.

        The vesting periods and expiry dates for your Options are as follows:

Cumulative Number of Options	Vesting Date	Expiry Date
10 (50% of total)	April 26, 2003	June 30, 2007
15 (75% of total)	April 26, 2004	June 30, 2007
20 (100% of total)	April 26, 2005	June 30, 2007

        Except as set forth in this letter, your Options are governed by the terms and conditions of the Plan.

        The Base Value Per Option of Addison Energy Inc. for the purposes of the Plan at June 30, 2002, as determined in accordance with the terms of the Plan is $1,031.61.

        The granting of these Options and the specification of vesting and expiry dates does not constitute any offer of continued or guaranteed employment and your rights with respect to the Options in the event of termination of your employment are as set out in the Plan.

        We wish to thank you for your valuable contribution to the Corporation both now and in the future. By granting Options to you we hope to allow you to share more directly in the future growth and success of the Corporation, of which you are an integral part. By executing this letter you acknowledge and accept the granting of these Options in accordance with the terms and conditions of the Plan and agree to be bound by the terms and conditions of the Plan.

Yours truly,
ADDISON ENERGY INC.
Per:

ACKNOWLEDGED AND AGREED TO by EXCO RESOURCES, INC.
Per:

Witness	JONATHAN KUHN

SCHEDULE B

NOTICE OF DETERMINED VALUE PER OPTION

        [Date]

TO:

        The Board of Directors of Addison Energy Inc. has determined the Determined Value Per Option of your Options for the year ended December 31, [2002/2003/2004/2005] to be $            per Option. You are under no obligation to exercise any of your Options.

Yours truly,
ADDISON ENERGY INC.
Per:

ACKNOWLEDGED AND AGREED TO effective the day of June 2002 by EXCO RESOURCES, INC.
Per:

SCHEDULE C

EXERCISE FORM AND POWER OF ATTORNEY

TO:	ADDISON ENERGY INC. ATTENTION: Corporate Secretary
AND TO:	EXCO RESOURCES. INC. ATTENTION: Secretary

        The undersigned (the "Participant") hereby irrevocably exercises            options to purchase common shares (the "Purchased Shares") of Addison Energy Inc. ("Addison") pursuant to the stock option plan (the "Plan") of Addison established by the Stock Option Agreement between Addison and EXCO Resources, Inc. ("EXCO") dated June 30, 2002 (the "Agreement").

        The Participant acknowledges that the Participant and the Purchased Shares will be subject to and governed by (i) the Plan as specified in the Agreement, (ii) the Unanimous Shareholder Agreement made as of June 30, 2002, among Addison, EXCO, the Participant, and the other holders of options granted under the Plan, and (iii) the Irrevocable Stock Power of Attorney attached hereto, and the Participant hereby:

1.
irrevocably constitutes and appoints EXCO, its successors and assigns and any officer of EXCO, its successors and assigns, and each of them, and any other person designated by EXCO, its successors and assigns in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the Purchased Shares, with full power of substitution, in the name and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest):

(a)
to register or record, transfer and enter any transfer of the Purchased Shares on the appropriate register of holders maintained by Addison; and

(b)
except as otherwise may be agreed, to exercise any and all of the rights of the holder of the Purchased Shares including, without limitation, to (i) vote, execute and deliver any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Shares, (ii) revoke any such instrument, authorization or consent, (iii) designate in any such instruments of proxy any person or persons as the proxy or the proxy nominee or nominees of the Participant in respect of such Purchased Shares for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of Addison, and (iv) execute, endorse and negotiate, for and in the name of and on behalf of the registered holder of Purchased Shares, any and all cheques or other instruments respecting any distribution payable to or to the order of such holder in respect of such Purchased Shares;
2.
agrees not to vote any of the Purchased Shares at any meeting (whether annual, special or otherwise or any adjournment thereto) of holders of securities of Addison and, except as may otherwise be agreed, not to exercise any or all of the other rights or privileges attached to the Purchased Shares, and agrees to execute and deliver to EXCO any and all instruments of proxy, authorizations or consents in respect of the Purchased Shares and to designate in any such instruments of proxy the person or persons specified by EXCO as the proxy or proxy nominee or nominees of the holder of the Purchased Shares in respect of the Purchased Shares and acknowledges that upon such appointment, all prior proxies given by the holder of such Purchased Shares with respect thereto shall be revoked and no subsequent proxies may be given by such person with respect thereto;

3.
agrees that if Addison should declare or pay any cash dividend, stock dividend or make any other distribution on or issue any rights with respect to any of the Purchased Shares which is or are payable or distributable to the shareholders of record on a record date which is prior to the date of transfer into the name of EXCO or its nominees or transferees on the registers maintained by

  Addison of such Purchased Shares following the purchase thereof pursuant to the Plan, then the whole of any such dividend, distribution or right will be received and held by the Participant for the account of EXCO and shall be promptly remitted and transferred by the Participant to EXCO, accompanied by appropriate documentation of transfer. Pending such remittance, EXCO will be entitled to all rights and privileges as the owner of any such dividend, distribution or right, and may withhold the entire consideration payable by EXCO pursuant to the Plan or deduct from the consideration payable by EXCO pursuant to the Plan the amount or value thereof, as determined by EXCO in its sole discretion;

4.
covenants to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Shares to EXCO or its nominees or transferees;

5.
acknowledges and agrees that all authority conferred or agreed to be conferred by the Participant herein may be exercised during any subsequent legal incapacity of the Participant and shall survive the death or incapacity, bankruptcy or insolvency of the Participant and all obligations of the Participant herein shall be binding upon the heirs, personal representatives, successors and assigns of the Participant.

    Dated this                        day of                        , 200    .

Witness	Signature of Participant Name of Participant:

        The name and address of the person in whose name the shares of Addison Energy Inc. are to be registered is as follows:

Name
(please print full name)
Address:

Postal Code:

NOTE:
One completed copy of this Exercise Form and Power of Attorney is to be delivered to Addison Energy Inc. and one completed copy of this Exercise Form and Power of Attorney together with a signed and witnessed Irrevocable Stock Power of Attorney in the form attached is to be delivered to EXCO Resources, Inc.

IRREVOCABLE STOCK POWER OF ATTORNEY

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ____________
____________________________, ______________________________________________________________
common shares of Addison Energy Inc. standing in the name of the undersigned on the books of the said corporation represented by Certificate No.    and hereby irrevocably constitutes and appoints ______ ______________________ the true and lawful attorney of the undersigned to transfer the said shares on the books of the said corporation with full power of substitution in the premises.

DATED:

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
)
Witness	)	Name:

Schedule "D"

UNANIMOUS SHAREHOLDER AGREEMENT

      THIS AGREEMENT made as of the 30th day of June, 2002

AMONG:

      ADDISON ENERGY INC. a corporation incorporated under the laws of the Province of Alberta (the "Corporation")

      –and–

      EXCO RESOURCES, INC. a corporation incorporated under the laws of the State of Texas ("EXCO")

      –and–

      CRAIG HRUSKA, an individual resident in the Province of Alberta ("Hruska")

      –and–

      STEVE FAGAN, an individual resident in the Province of Alberta ("Fagan")

      –and–

      DENNIS MCINTYRE, an individual resident in the Province of Alberta ("McIntyre")

      –and–

      ROBERT HEMMINGER, an individual resident in the Province of Alberta ("Hemminger")

      –and–

      GREGORY ROBB, an individual resident in the Province of Alberta ("Robb")

      –and–

      RON JOCSAK, an individual resident in the Province of Alberta ("Jocsak")

      –and–

      JAMES BENINGER, an individual resident in the Province of Alberta ("BENINGER")

      –and–

      DUANE MASSE, an individual resident in the Province of Alberta ("Masse")

      –and–

      TERRY PIDKOWA, an individual resident in the Province of Alberta ("Pidkowa")

      –and–

      JONATHAN KUHN, an individual resident in the Province of Alberta ("Beninger")

        WHEREAS EXCO is the registered and beneficial owner of all of the issued and outstanding shares of the Corporation;

        AND WHEREAS the Corporation has established a stock option plan on the terms set forth in the Stock Option Agreement pursuant to which Options will be granted to the Participants and Common Shares will be issued upon the exercise of Options;

        AND WHEREAS it is the intention of the Shareholders to enter into an agreement to, among other things, restrict the transfer or other assignment of shares of the Corporation to the circumstances specified in the Stock Option Agreement.

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants of the parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1
Definitions

    In this Agreement:

    (a)
    "Agreement" means this agreement, as amended from time to time;

    (b)
    "Common Shares" means common shares in the capital of the Corporation;

    (c)
    "Option Shares" means Common Shares issued upon the exercise of Options;

    (d)
    "Options" means the right granted to the Participants to purchase shares in the Corporation in accordance with the terms of the Plan;

    (e)
    "Participants" means Hruska, Fagan, McIntyre, Hemminger, Robb, Jocsak, Kuhn, Pidkowa, Beninger and Masse and any other individuals to whom Options are granted under the Plan;

    (f)
    "Plan" means the stock option plan of the Corporation established pursuant to the Stock Option Agreement;

    (g)
    "Power of Attorney and Proxy" means the power of attorney and proxy to be delivered by a Participant as a condition of exercise of any Options;

    (h)
    "Shareholders" means EXCO, the Participants and any other persons who are or become the beneficial owners of Common Shares and each of their respective heirs, executors, administrators, other legal representatives, successors and assigns;

    (i)
    "Stock Option Agreement" means the agreement dated as of June 30, 2002, between the Corporation and EXCO.
1.2
Except as herein provided, this Agreement supersedes all former understandings and agreements relating to the disposition of shares of the Corporation and the other matters herein provided and all such understandings are hereby declared to be of no further force or effect whatsoever.

1.3
The parties agree that should there be, or at any time during which this Agreement is in force should there hereafter arise, any conflict between the provisions of this Agreement and the by-laws of the Corporation, then any of the parties may at any time require the others to the extent they are able with him to cause the by-laws of the Corporation to be amended to the extent necessary to remove or correct such conflict.

ARTICLE 2
CORPORATE AFFAIRS

2.1
Each of the Participants covenants and agrees that, to the extent the Participant is entitled to exercise voting rights in respect of any shares of the Corporation to which Participant's Power of Attorney and Proxy does not apply, the Participant will exercise all voting rights attached to any such shares as directed by EXCO in relation to any corporate action proposed in respect of the Corporation.

ARTICLE 3
RESTRICTION ON TRANSFER

3.1
Each of the Participants acknowledges and agrees that, unless otherwise agreed to by the Corporation and EXCO, the Participant's sole right to acquire Common Shares arises or will arise upon the exercise of Options granted to the Participant under the Plan, and that the Participant is not and will not be entitled to sell, transfer or otherwise dispose of any Common Shares other than as provided in the Stock Option Agreement. Each Participant further acknowledges and agrees that, prior to becoming entitled to be registered as the owner of any Common Shares issuable upon the exercise of Options, the Participant must deliver to the Corporation an executed stock transfer power of attorney in respect of such Common Shares and a Power of Attorney and Proxy in the form annexed hereto as Schedule "A". Each of the Participants acknowledges that the delivery of these documents is a condition to the exercise of any Options and acknowledges that these documents are or will be delivered for the purpose of enabling EXCO and the Corporation to ensure that no Common Shares owned by any of the Participants may be transferred other than as permitted by the Stock Option Agreement or as otherwise agreed to in writing by EXCO, the Corporation and each of the other Participants.

ARTICLE 4
TRANSFER OF SHARES BY OPERATION OF LAW

4.1
The purported transfer at any time during the term of this Agreement of the whole or any portion of a Participant's Common Shares by operation of law (including death) or as a result of the appointment of a trustee in bankruptcy or the purported transfer by way of involuntary transfer of shares, including, but not restricted to, a purported sale under any judgment or purported acquisition of title by or transfer to any trustee, receiver or assignee for the benefit of creditors, shall be deemed to be a grant immediately prior to such event to EXCO of an option to purchase such Common Shares for the amount and at the time specified in the Stock Option Agreement or as determined in accordance with the Stock Option Agreement.

ARTICLE 5
GENERAL PROVISIONS

5.1
This Agreement shall terminate at such time as shall be determined by EXCO after the Plan has expired and the Corporation has no shareholders other than EXCO and no other person has any right to acquire any Common Shares of the Corporation.

5.2
This Agreement may be altered or amended as to any of its provisions when any such changes are reduced to writing and signed by all parties hereto.

5.3
Each of the parties hereto undertakes and agrees to execute and deliver such further and other documents and assurances as may be necessary to give full force and effect to all of the terms and conditions of this Agreement, the Stock Option Agreement and the Plan.

5.4
This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, executors, administrators, other personal representatives, successors and assigns.

5.5
Wherever the singular is used, it shall be deemed to extend to and include the plural, and where one gender is used, it shall include all genders, and when any party is referred to, it shall extend to that party's heirs, executors, administrators, other personal representatives, successors and assigns.

5.6
Any notice which one party may wish to give to another party may be given personally or by sending the same by prepaid registered mail in an envelope addressed as follows:

  In the case of Hruska, Fagan, McIntyre, Hemminger, Robb, Jocsak, Kuhn, Pidkowa, Beninger and Masse:

  1100, 635 - 8th Avenue SW
  Calgary, AB T2P 3M3

  In the case of EXCO and the Corporation:

  6500 Greenville Avenue, Suite 600, LB17
  Dallas, TX 75206

  and any notice so sent shall be deemed to have been received on the fifth (5th) business day following that on which it is mailed. Any party may change its address for notice from time to time by notice served as above set out.

5.7
This Agreement shall be interpreted in accordance with and be governed by the laws of the Province of Alberta.

5.8
The headings in this Agreement are inserted for convenience only and do not form part of this Agreement or in any way limit or define the clauses to which they relate.

5.9
Each of the Shareholders shall consider as confidential and use all best efforts to prevent the communication to others, both during the term of this Agreement and thereafter, all information, other than that which is public, that shall have been acquired as a result of that Shareholder's relations with the Corporation.

5.10
This Agreement shall become effective as of the date first above written.

5.11
A Shareholder who no longer holds any Common Shares or Options and who has not breached any of the provisions of this Agreement, the Stock Option Agreement and the Plan shall be deemed to be released from the provisions of this Agreement other than the provisions of clause 5.9.

5.12
Any and all prior agreements, whether written or oral, respecting the ownership of shares or the conduct of the business and affairs of the Corporation, are terminated effective as of the date first above written, and this Agreement together with the Stock Option Agreement and the documents delivered or to be delivered pursuant hereto and thereto constitutes the entire agreement among the Shareholders respecting the ownership of shares and the conduct of the business and affairs of the Corporation.

5.13
Time shall be of the essence in this Agreement.

5.14
If any covenant, obligation or agreement contained in this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, obligation and agreement shall be separately valid and enforceable to the fullest extent permitted by law.

        IN WITNESS WHEREOF we have hereunto set our hands and seals as of the day and year first above written.

ADDISON ENERGY INC.	EXCO RESOURCES, INC.
Per:	Per:
Title:	Title:
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	CRAIG HRUSKA
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	STEVE FAGAN
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	DENNIS MCINTYRE
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	ROBERT HEMMINGER
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	GREGORY ROBB
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	RON JOCSAK
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	JONATHAN KUHN
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	TERRY PIDKOWA
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	JAMES BENINGER
SIGNED, SEALED AND DELIVERED in the presence of:
Witness	DUANE MASSE

QuickLinks

  Exhibit 10.27
TABLE OF CONTENTS
ADDISON ENERGY INC. STOCK OPTION AGREEMENT
SCHEDULE A
ADDISON ENERGY INC.
  June 30, 2002
SCHEDULE B NOTICE OF DETERMINED VALUE PER OPTION
SCHEDULE C EXERCISE FORM AND POWER OF ATTORNEY
IRREVOCABLE STOCK POWER OF ATTORNEY
Schedule "D" UNANIMOUS SHAREHOLDER AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 CORPORATE AFFAIRS
ARTICLE 3 RESTRICTION ON TRANSFER
ARTICLE 4 TRANSFER OF SHARES BY OPERATION OF LAW
ARTICLE 5 GENERAL PROVISIONS